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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-150982 on Form S-8, as amended by Post-Effective Amendment No.1 filed on May 26, 2016, and No. 333-203237 on Form S-3 of our reports dated March 1, 2017, relating to the financial statements and financial statement schedule of Southern Copper Corporation, and the effectiveness of Southern Copper Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Southern Copper Corporation for the year ended December 31, 2016.

Galaz, Yamazaki, Ruiz Urquiza, S.C.
Member de Deloitte Touche Tohmatsu Limited

C.P.C. Miguel Angel Andrade Leven
Mexico City, Mexico
March 1, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM